EXHIBIT 99.1

SLR Investment Corp. Announces Quarter and Year Ended December 31, 2024 Financial Results

Net Investment Income of $0.44 Per Share for Q4 2024;

Declared Quarterly Distribution of $0.41 Per Share;

Stable NAV/Strong Credit Quality

NEW YORK, Feb. 25, 2025 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $23.8 million, or $0.44 per share, for the fourth quarter of 2024. On February 25, 2025, the Board declared a quarterly distribution of $0.41 per share payable on March 28, 2025, to holders of record as of March 14, 2025.

As of December 31, 2024, net asset value (“NAV”) was $18.20 per share, unchanged from the prior quarter ended September 30, 2024.

“This month, SLRC celebrated its 15th anniversary since its initial public offering and more than 18 years of operating history as a private credit manager for SLR Capital Partners, our investment adviser,” said Michael Gross, Co-CEO of SLR Investment Corp. “Since inception in 2010, SLRC has made approximately $7.5 billion of investments including five platform specialty finance acquisitions and four related tuck-in acquisitions. Our asset mix across specialty and sponsor finance investment strategies and conservative underwriting approach has created a differentiated and attractive risk-adjusted return profile compared to sponsor finance only portfolios.”

“SLRC generated strong NII per share for both the fourth quarter and full year. In addition, NAV increased to $18.20 from $18.09 per share a year ago, reflecting solid credit performance from a diversified portfolio and disciplined underwriting in an environment of elevated rates and tighter cash flow coverage,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “The ongoing retreat of regional banks from asset-based lending has resulted in a significant pipeline of specialty finance investment opportunities. Our flexibility to pivot to the most attractive investment strategies allows us to protect capital and perform across market cycles.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2024:

At December 31, 2024:

Investment portfolio fair value: $2.0 billion | Comprehensive Investment Portfolio fair value:(1) $3.1 billion
Net assets: $992.9 million or $18.20 per share
Leverage: 1.03x net debt-to-equity

Operating Results for the Quarter Ended December 31, 2024:

Net investment income: $23.8 million or $0.44 per share
Net realized and unrealized losses: $1.2 million or $0.02 per share
Net increase in net assets from operations: $22.6 million or $0.41 per share

Operating Results for the Year Ended December 31, 2024:

Net investment income: $96.3 million or $1.77 per share
Net realized and unrealized loss: $0.6 million or $0.01 per share
Net increase in net assets from operations: $95.8 million or $1.76 per share

Comprehensive Investment Portfolio Activity(2) for the Quarter and Year Ended December 31, 2024:

Investments made during the quarter: $338.4 million
Investments prepaid and sold during the quarter: $442.7 million
Investments made during the year: $1,352.6 million
Investments prepaid and sold during the year: $1,377.8 million

(1) The Comprehensive Investment Portfolio for the quarter ended December 31, 2024 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH, SLR-EF, and SLR HC ABL.
(2) Comprehensive Investment Portfolio activity for the quarter ended December 31, 2024, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended December 31, 2024, SLRC had Comprehensive Investment Portfolio originations of $338.4 million and repayments of $442.7 million across the Company’s four investment strategies:

For the Quarter Ended December 31, 2024 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$20.7	$128.6	$182.5	$6.6	$338.4
Repayments / Amortization	$102.3	$205.3	$101.7	$33.4	$442.7
Net Portfolio Activity	($81.6)	($76.7)	$80.8	($26.8)	($ 104.3)

During the year ended December 31, 2024, SLRC had Comprehensive Investment Portfolio originations of $1,352.6 million and repayments of $1,377.8 million across the Company’s four investment strategies:

For the Year Ended December 31, 2024 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$113.0	$555.7	$649.4	$34.5	$1,352.6
Repayments / Amortization	$190.2	$515.8	$508.5	$163.3	$1,377.8
Net Portfolio Activity	($77.2)	$39.9	$140.9	($128.8)	($ 25.2)

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 890 unique issuers, operating in over 110 industries, and resulting in an average exposure of $3.5 million or 0.1% per issuer. As of December 31, 2024, 98.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 96.4% was held in first lien senior secured loans. Second lien ABL exposure was 1.5% and second lien cash flow exposure was 0.3% of the Comprehensive Investment Portfolio as of December 31, 2024.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of December 31, 2024 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average
	($mm)%		Asset Yield(5)
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)(1)	$633.8	20.6%	10.6%
Asset-Based Loans(2)	$1,037.3	33.6%	14.6%
Equipment Financings(3)	$1,147.9	37.2%	10.7%
Life Science Loans	$208.8	6.8%	12.1%
Total Senior Secured Investments	$3,027.8	98.2%	12.1%
Equity and Equity-like Securities	$54.8	1.8%
Total Comprehensive Investment Portfolio	$3,082.6	100.0%
Floating Rate Investments(4)	$1,866.7	61.0%
First Lien Senior Secured Loans	$2,972.1	96.4%
Second Lien Senior Secured Asset-Based Loans	$47.8	1.5%
Second Lien Senior Secured Cash Flow Loans	$7.8	0.3%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on December 31, 2024 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on December 31, 2024 compared to the portfolio as of December 31, 2024, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the blended yield from the company’s 1st lien loan on par value and the annualized dividend yield on the cost basis of the company’s equity investment as of December 31, 2024.

SLR Investment Corp. Portfolio

Asset Quality

As of December 31, 2024, 99.6% of SLRC’s portfolio was performing on a fair value basis and 99.4% on a cost basis, with only one investment on non-accrual.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2024, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$701.0	34.9%
2	$1,286.9	64.2%
3	$9.9	0.5%
4	$7.8	0.4%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
12/31/2024	$18.7	$18.1	$8.8	$10.0	$55.6
% Contribution	33.7%	32.5%	15.8%	18.0%	100.0%

Investment Income Contribution by Asset Class(1) ($mm)
For the Year Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
12/31/2024	$82.6	$62.5	$36.6	$50.7	$232.4
% Contribution	35.5%	26.9%	15.8%	21.8%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of December 31, 2024, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total equity commitment for $100 million to the SSLP. At year end, SSLP had total commitments of $189.8 million at par and total funded portfolio investments of $178.7 million at fair value, consisting of floating rate senior secured loans to 32 different borrowers and an average investment of $5.6 million per borrower. This compares to funded portfolio investments of $204.1 million at fair value across 37 different borrowers at September 30, 2024. During the quarter ended December 31, 2024, SSLP invested $2.0 million in 4 portfolio companies and had $27.7 million of investments repaid.

In Q4 2024, the Company earned income of $1.9 million from its investment in the SSLP, representing an annualized yield of 15.6% on the cost basis of the Company’s investment, similar to Q3 2024.

SLR Investment Corp.’s Results of Operations Year Over Year

Investment Income

For the fiscal years ended December 31, 2024, and 2023, gross investment income totaled $232.4 million and $229.3 million, respectively. The increase in gross investment income for the year over year period was primarily due to an increase in dividend income from SSLP and our specialty finance company equity investments.

Expenses

SLRC’s net expenses totaled $136.1 million and $137.2 million, respectively, for the fiscal years ended December 31, 2024, and 2023. The decrease in expenses from 2024 to 2023 was primarily due to lower interest expense on a decrease in average borrowings as well as a reduction in general and administrative expenses, partially offset by higher fees stemming from higher net investment income.

SLRC’s investment adviser agreed to waive incentive fees resulting from income earned due to the accretion of the purchase price discount allocated to investments acquired in the Company’s merger with SLR Senior Investment Corp., which closed on April 1, 2022. For the fiscal years ended December 31, 2024 and 2023, $153 thousand and $500 thousand, respectively, of such performance-based incentive fees were waived.

Net Investment Income

SLRC’s net investment income totaled $96.3 million and $92.1 million, or $1.77 and $1.69, per average share, respectively, for the fiscal years ended December 31, 2024, and 2023.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2024 and 2023 totaled $0.6 million and $15.7 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal years ended December 31, 2024, and 2023, the Company had a net increase in net assets resulting from operations of $95.8 million and $76.4 million, respectively. For the same periods, earnings per average share were $1.76 and $1.40, respectively.

Capital and Liquidity

Credit Facilities

As of December 31, 2024, the Company had $507 million drawn on $970 million of total commitments available on its revolving credit facilities and $140 million of term loans outstanding. In Q3 2024, the Company extended its SLRC revolver credit facility to a maturity of August 2029, increased the size, and lowered pricing. In Q4 2024, three new lenders were added to the SLRC revolving credit facility.

Unsecured Debt

On December 16, 2024, the Company closed a private offering of $49.0 million of the 2027 Series G Unsecured Notes with a fixed interest rate of 6.24% and a maturity date of December 16, 2027. As of December 31, 2024, the Company had $394 million of unsecured notes outstanding.

On February 18, 2025, the Company closed an additional private offering of $50.0 million of unsecured notes due 2028 with a fixed rate of interest of 6.14% and a maturity date of February 18, 2028.

Leverage

As of December 31, 2024, the Company’s net debt-to-equity ratio was 1.03x and compared to 1.19x as of December 31, 2023 and the Company’s target range of 0.9x to 1.25x.

Available Capital

As of December 31, 2024, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $900 million of available capital in the aggregate.

Unfunded Commitments

As of December 31, 2024, excluding commitments to SLR-CS, SLR-BC, SLR-HC ABL, SLR Equipment Finance, and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of approximately $167.2 million.

Subsequent Events

On February 25, 2025, the Board declared a quarterly distribution of $0.41 per share payable on March 28, 2025, to holders of record as of March 14, 2025.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, February 26, 2025. All interested parties may participate in the conference call by dialing (800) 579-2543 approximately 5-10 minutes prior to the call, international callers should dial (785) 424-1789. Participants should reference SLR Investment Corp. and Conference ID: SLRC4Q24. A telephone replay will be available until March 12, 2025 and can be accessed by dialing (800) 839-4568. International callers should dial (402) 220-2681.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Supplemental Information of SLR Investment Corp.’s Results of Operations Quarter Over Quarter

Operating results:	Quarter Ended December 31, 2024 (unaudited)	Quarter Ended September 30, 2024 (unaudited)
Interest income	$36,290	$45,373
Dividend income	16,502	12,578
Other income	2,791	1,820
Total investment income	55,583	59,771
Management fee	7,739	7,893
Net Performance-based Incentive fee	5,920	6,036
Interest and other credit facility expenses	16,184	18,913
Administrative services expense	1,376	1,392
Other general and administrative expenses	572	1,189
Net expenses	31,791	35,423
Net investment income	$23,792	$24,348
Net realized and unrealized gains (losses)	(1,183)	(2,299)
Net increase in net assets resulting from operations	22,609	22,049
Net investment income per common share	$0.44	$0.45
Net realized and unrealized gains (losses) per common share	($0.02)	($0.04)
Earnings per common share - basic and diluted	$0.41	$0.40

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,019,357 and $1,260,205, respectively)	$1,027,457	$1,271,442
Companies 5% to 25% owned (cost: $103,655 and $60,064, respectively)	89,945	44,250
Companies more than 25% owned (cost: $916,554 and $870,128, respectively)	888,232	839,074
Cash	16,761	11,864
Cash equivalents (cost: $397,510 and $332,290, respectively)	397,510	332,290
Dividends receivable	15,375	11,768
Interest receivable	11,993	11,034
Receivable for investments sold	1,573	1,538
Prepaid expenses and other assets	571	608
Total assets	$2,449,417	$2,523,868
Liabilities
Debt ($1,041,093 and $1,183,250 face amounts, respectively, reported net of unamortized debt issuance costs of $9,399 and $5,473, respectively.)	$1,031,694	$1,177,777
Payable for investments and cash equivalents purchased	397,510	332,290
Management fee payable	7,739	8,027
Performance-based incentive fee payable	5,920	5,864
Interest payable	7,836	7,535
Administrative services payable	3,332	1,969
Other liabilities and accrued expenses	2,460	3,767
Total liabilities	$1,456,491	$1,537,229
Commitments and contingencies
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,117,606	1,117,930
Accumulated distributable net loss	(125,226)	(131,837)
Total net assets	$992,926	$986,639
Net Asset Value Per Share	$18.20	$18.09

SLR INVESTMENT CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	2024	2023
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$154,077	$163,589
Companies 5% to 25% owned	3,881	2,058
Companies more than 25% owned	13,055	11,627
Dividends:
Companies 5% to less than 25% owned	845	—
Companies more than 25% owned	52,944	45,986
Other income:
Companies less than 5% owned	7,117	5,802
Companies 5% to 25% owned	—	26
Companies more than 25% owned	512	224
Total investment income	232,431	229,312
EXPENSES:
Management fees	31,389	31,661
Performance-based incentive fees	24,039	22,898
Interest and other credit facility expenses	71,464	72,507
Administrative services expense	5,520	5,899
Other general and administrative expenses	3,862	4,756
Total expenses	136,274	137,721
Performance-based incentive fees waived	(153)	(500)
Net expenses	136,121	137,221
Net investment income	$96,310	$92,091
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents:
Companies less than 5% owned	$(2,252)	$(27,602)
Companies more than 25% owned	—	(381)
Net realized loss on investments and cash equivalents	(2,252)	(27,983)
Net change in unrealized gain (loss) on investments:
Companies less than 5% owned	(3,137)	20,425
Companies 5% to 25% owned	2,105	(1,384)
Companies more than 25% owned	2,731	(6,761)
Net change in unrealized gain on investments	1,699	12,280
Net realized and unrealized loss on investments and cash equivalents	(553)	(15,703)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$95,757	$76,388
EARNINGS PER SHARE	$1.76	$1.40

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the Company’s access to deal flow and attractive investment opportunities; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770